Exhibit 99.1

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

When referring to Linn Energy, Inc. (formerly known as Linn Energy, LLC) (“Successor” or “LINN Energy”), the intent is to refer to LINN Energy, a newly formed Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Linn Energy, Inc. is a successor issuer of Linn Energy, LLC pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When referring to the “Predecessor” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to Linn Energy, LLC, the predecessor that will be dissolved following the effective date of the plan of reorganization and resolution of all outstanding claims, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

On May 31, 2017, LINN Energy, through certain of its wholly owned subsidiaries, completed the previously announced sale of its properties located in western Wyoming to Jonah Energy, LLC (the “Jonah Assets Sale”). LINN Energy used the net cash proceeds received of approximately $561 million to repay in full its approximate $294 million term loan and to repay a portion of the borrowings outstanding under its revolving loan.

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 cases were administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040. LINN Energy emerged from bankruptcy effective February 28, 2017 (the “Effective Date”). Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Jonah Assets Sale as if the transaction had been completed as of March 31, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to the Jonah Assets Sale as well as LINN Energy’s plan of reorganization and fresh start accounting as if each had been completed as of January 1, 2016.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transaction or the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The unaudited pro forma condensed consolidated financial statements do not include the realization of cost savings expected to result from the transaction or the plan of reorganization. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2017

(in thousands)

	Successor
	LINN Energy Historical	Jonah Assets Sale Pro Forma Adjustments		LINN Energy Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,072	$560,702	(a)	$1,072
		(560,702)	(a)
Accounts receivable – trade, net	181,034	(663)	(b)	180,371
Derivative instruments	2,406	—		2,406
Restricted cash	81,766	5,000	(a)	86,766
Other current assets	91,005	(4,014)	(b)	86,991

Total current assets	357,283	323		357,606

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	2,188,542	(303,032)	(b)	1,885,510
Other property and equipment, net	441,754	(4,784)	(b)	436,970
Derivative instruments	8,960	—		8,960
Deferred income taxes	624,704	(93,868)	(c)	530,836
Other noncurrent assets	23,352	—		23,352

Total noncurrent assets	3,287,312	(401,684)		2,885,628

Total assets	$3,644,595	$(401,361)		$3,243,234

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$334,160	$(928)	(b)	$333,232
Derivative instruments	18,701	—		18,701
Current portion of long-term debt	28,125	(28,125)	(a)	—
Other accrued liabilities	48,829	(680)	(b)	48,149

Total current liabilities	429,815	(29,733)		400,082

Noncurrent liabilities:
Long-term debt	805,625	(527,577)	(a)	278,048
Other noncurrent liabilities	350,981	(35,412)	(b)	315,569

Total noncurrent liabilities	1,156,606	(562,989)		593,617

Temporary equity:
Redeemable noncontrolling interests	29,350	—		29,350
Stockholders’ equity:
Successor Class A common stock	89	—		89
Successor additional paid-in capital	2,035,991	—		2,035,991
Successor retained earnings (accumulated deficit)	(7,256)	191,361	(d)	184,105

Total stockholders’ equity	2,028,824	191,361		2,220,185

Total liabilities and equity	$3,644,595	$(401,361)		$3,243,234

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2017

(in thousands, except per share and per unit amounts)

	Predecessor	Successor
	Two Months Ended February 28, 2017	One Month Ended March 31, 2017	Pro Forma Adjustments
	LINN Energy Historical	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$203,766	$87,445	$—		$(40,568)	(j)	$250,643
Gains (losses) on oil and natural gas derivatives	92,691	(11,959)	—		—		80,732
Marketing revenues	6,636	2,914	—		—		9,550
Other revenues	9,925	2,033	—		(2)	(j)	11,956

	313,018	80,433	—		(40,570)		352,881

Expenses:
Lease operating expenses	53,224	27,166	—		(5,228)	(j)	75,162
Transportation expenses	25,972	13,723	—		(5,275)	(j)	34,420
Marketing expenses	4,820	2,539	—		—		7,359
General and administrative expenses	71,745	10,411	(39,686)	(e)	—		42,470
Exploration costs	93	55	—		—		148
Depreciation, depletion and amortization	56,484	21,362	(13,481)	(f)	(10,852)	(k)	53,513
Taxes, other than income taxes	15,747	7,502	—		(4,264)	(j)	18,985
Losses on sale of assets and other, net	672	445	—		—		1,117

	228,757	83,203	(53,167)		(25,619)		233,174

Other income and (expenses):
Interest expense, net of amounts capitalized	(18,406)	(4,917)	10,742	(g)	8,533	(l)	(4,048)
Other, net	(149)	(388)	—		—		(537)

	(18,555)	(5,305)	10,742		8,533		(4,585)

Reorganization items, net	2,331,189	(2,565)	(2,328,624)	(h)	—		—

Income (loss) before income taxes	2,396,895	(10,640)	(2,264,715)		(6,418)		115,122
Income tax expense (benefit)	(166)	(3,384)	46,900	(i)	(578)	(i)	42,772

Net income (loss)	$2,397,061	$(7,256)	$(2,311,615)		$(5,840)		$72,350

Basic and diluted net income (loss) per share/unit	$6.79	$(0.08)					$0.81

Basic and diluted weighted average shares/units outstanding	352,792	89,848					89,848	(m)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share and per unit amounts)

	Predecessor	Pro Forma Adjustments
	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$952,132	$—		$(147,115)	(j)	$805,017
Losses on oil and natural gas derivatives	(164,330)	—		—		(164,330)
Marketing revenues	36,505	—		—		36,505
Other revenues	93,406	—		(8)	(j)	93,398

	917,713	—		(147,123)		770,590

Expenses:
Lease operating expenses	317,046	—		(19,262)	(j)	297,784
Transportation expenses	161,037	—		(32,962)	(j)	128,075
Marketing expenses	29,736	—		—		29,736
General and administrative expenses	237,841	14,016	(e)	—		251,857
Exploration costs	4,080	—		—		4,080
Depreciation, depletion and amortization	404,237	(103,399)	(f)	(74,426)	(k)	226,412
Impairment of long-lived assets	165,044	—		—		165,044
Taxes, other than income taxes	74,838	—		(15,410)	(j)	59,428
Losses on sale of assets and other, net	15,558	—		—		15,558

	1,409,417	(89,383)		(142,060)		1,177,974

Other income and (expenses):
Interest expense, net of amounts capitalized	(192,862)	143,015	(g)	35,426	(l)	(14,421)
Other, net	(1,536)	—		—		(1,536)

	(194,398)	143,015		35,426		(15,957)

Reorganization items, net	311,599	(311,599)	(h)	—		—

Loss from continuing operations before income taxes	(374,503)	(79,201)		30,363		(423,341)
Income tax expense (benefit)	11,194	(170,370)	(i)	—	(i)	(159,176)

Loss from continuing operations	$(385,697)	$91,169		$30,363		$(264,165)

Basic and diluted loss per unit/share - continuing operations	$(1.10)					$(2.94)

Basic and diluted weighted average units/shares outstanding	352,653					89,848	(m)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017, is derived from the historical consolidated balance sheet of LINN Energy with adjustments to reflect the Jonah Assets Sale.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017, and the year ended December 31, 2016, are derived from:

•	the historical consolidated statements of operations of LINN Energy;

•	adjustments to reflect the Jonah Assets Sale; and

•	adjustments to reflect LINN Energy’s plan of reorganization and fresh start accounting.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Jonah Assets Sale as if the transaction had been completed as of March 31, 2017. The unaudited pro forma condensed consolidated statements of operations give effect to the Jonah Assets Sale as well as LINN Energy’s plan of reorganization and fresh start accounting as if each had been completed as of January 1, 2016. The transaction and events as well as the related adjustments are described below. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial statements.

The historical condensed consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transaction and events, (2) factually supportable and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transaction and events.

Note 2 – Jonah Assets Sale and Emergence From Voluntary Reorganization Under Chapter 11

Jonah Assets Sale

On May 31, 2017, LINN Energy, through certain of its wholly owned subsidiaries, completed the Jonah Assets Sale. The assets and liabilities associated with the properties sold in the Jonah Assets Sale, as well as the related results of operations, were included in the historical financial statements of LINN Energy until the date of sale.

Emergence From Voluntary Reorganization Under Chapter 11

Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements on or after February 28, 2017, are not comparable with the condensed consolidated financial statements prior to that date.

Note 3 – Pro Forma Adjustments

(a)	Reflects approximately $561 million of cash proceeds, net of costs to sell of approximately $5 million, received from the Jonah Assets Sale. Of the net cash proceeds received, $5 million remains in escrow, approximately $294 million was used to repay in full the term loan, including the current portion of approximately $28 million, and approximately $262 million was used to repay a portion of the borrowings outstanding under LINN Energy’s revolving loan.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS – Continued

(b)	Reflects the elimination of assets and liabilities associated with the Jonah Assets Sale as of March 31, 2017. See below for a summary of the net assets sold (in thousands):

Assets:
Current	$4,677
Oil and natural gas properties	303,032
Other property and equipment	4,784

Total assets sold	312,493

Liabilities:
Current	1,608
Asset retirement obligations (excluding $680 in current liabilities)	35,412

Total liabilities sold	37,020

Net assets sold	$275,473

(c)	Reflects a reduction of deferred income taxes as a result of the Jonah Assets Sale.

(d)	Reflects a net gain on the Jonah Assets Sale of approximately $191 million. This gain is excluded from the pro forma statements of operations as it represents a nonrecurring credit not expected to have a continuing impact.

(e)	For the three months ended March 31, 2017, reflects the elimination of Effective Date share-based compensation expenses of approximately $50 million, which represent nonrecurring amounts directly attributable to the plan of reorganization and not expected to have a continuing impact, partially offset by the recognition of approximately $10 million in additional recurring share-based compensation expenses.

For the year ended December 31, 2016, reflects the recognition of approximately $68 million in recurring share-based compensation expenses, partially offset by the elimination of the Predecessor’s share-based compensation expenses of approximately $34 million and prepetition restructuring costs of approximately $20 million. In December 2016, the Predecessor canceled all of its then-outstanding nonvested share-based awards without consideration given to the employees. In February 2017, the Successor granted new awards to certain of its employees in accordance with its plan of reorganization.

(f)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values and useful lives as a result of adopting fresh start accounting as of the Effective Date.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS – Continued

(g)	Reflects a reduction of interest expense as a result of the plan of reorganization. As of the Effective Date, borrowings under the Successor’s credit facility included a term loan of $300 million and a revolving loan of $600 million, which incurred interest at rates of 8.33% and 4.33% per annum, respectively. The pro forma adjustments to interest expense were calculated as follows:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	(in thousands)

Reversal of Predecessor’s credit facility and term loan interest expense	$16,946	$100,605
Reversal of Predecessor’s senior notes interest expense	—	81,797
Reversal of amortization of debt costs on Predecessor’s credit facility	1,338	10,697
Reversal of Predecessor’s capitalized interest and other	122	(237)
Pro forma term loan interest expense on drawn amounts	(3,334)	(23,867)
Pro forma revolving loan interest expense on drawn amounts	(4,330)	(25,980)

Pro forma adjustments to decrease interest expense	$10,742	$143,015

(h)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 reorganization, which consist of the following:

	Predecessor	Successor
	Two Months Ended February 28, 2017	One Month Ended March 31, 2017
(in thousands)
Gain on settlement of liabilities subject to compromise	$3,724,750	$—
Recognition of an additional claim for the Predecessor’s second lien notes settlement	(1,000,000)	—
Fresh start valuation adjustments	(591,525)	—
Income tax benefit related to implementation of the plan of reorganization	264,889	—
Legal and other professional advisory fees	(46,961)	(2,570)
Terminated contracts	(6,915)	—
Other	(13,049)	5

Reorganization items, net	$2,331,189	$(2,565)

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS – Continued

Predecessor
Year Ended December 31, 2016
(in thousands)

Legal and other professional advisory fees	$(56,656)
Unamortized deferred financing fees, discounts and premiums	(52,045)
Gain related to interest payable on the 12.00% senior secured second lien notes due December 2020	551,000
Terminated contracts	(66,052)
Other	(64,648)

Reorganization items, net	$311,599

(i)	Effective February 28, 2017, upon consummation of the plan of reorganization, the Successor became a C corporation subject to federal and state income taxes. Prior to the consummation of the plan of reorganization, the Predecessor was a limited liability company treated as a partnership for federal and state income tax purposes, with the exception of the state of Texas, in which income tax liabilities and/or benefits of the Company were passed through to its unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Predecessor’s subsidiaries were C corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Predecessor did not directly pay federal and state income taxes and recognition was not given to federal and state income taxes for the operations of the Predecessor.

The pro forma adjustments to income tax expense (benefit) reflect the results of the Successor as a C corporation based on an estimated tax rate of 37.6%.

(j)	Reflects the elimination of the revenues and direct operating expenses associated with the Jonah Assets Sale.

(k)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Jonah Assets Sale.

(l)	Reflects a reduction of interest expense as a result of the repayment of approximately $556 million of debt from the net cash proceeds received from the Jonah Assets Sale.

(m)	In accordance with the plan of reorganization, on the Effective Date, all units of the Predecessor that were issued and outstanding immediately prior to the Effective Date were extinguished without recovery, and approximately 89.2 million shares of Class A common stock were issued. In addition, approximately 0.6 million restricted stock units were issued and vested on the Effective Date. These transactions were assumed to have occurred as of January 1, 2016.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS – Continued

Note 4 – Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning LINN Energy’s proved oil, natural gas and natural gas liquids (“NGL”) reserves for the year ended December 31, 2016, giving effect to the Jonah Assets Sale as if it had been completed as of January 1, 2016.

	Year Ended December 31, 2016
	LINN Energy Historical Natural Gas (Bcf)	LINN Energy Historical Oil (MMBbls)	LINN Energy Historical NGL (MMBbls)	LINN Energy Historical Continuing Operations (Bcfe)	Jonah Assets Sale (Bcfe)	LINN Energy Pro Forma Total (Bcfe)
Proved developed and undeveloped reserves:
Beginning of year	2,231	103.4	97.3	3,435	(384)	3,051
Revisions of previous estimates	(9)	(4.3)	0.9	(29)	(11)	(40)
Extensions, discoveries and other additions	265	10.1	15.2	417	(174)	243
Production	(187)	(10.0)	(9.3)	(303)	56	(247)

End of year	2,300	99.2	104.1	3,520	(513)	3,007

Proved developed reserves:
Beginning of year	2,231	103.4	97.3	3,435	(384)	3,051
End of year	2,128	93.3	94.4	3,254	(372)	2,882
Proved undeveloped reserves:
Beginning of year	—	—	—	—	—	—
End of year	172	5.9	9.7	266	(141)	125

The following table sets forth the standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2016, giving effect to the Jonah Assets Sale. Future cash inflows are computed by applying applicable prices relating to the Company’s proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on costs assuming continuation of existing economic conditions. There are no future income tax expenses because the Predecessor was not subject to federal income taxes. Limited liability companies are subject to Texas margin tax; however, these amounts are not material.

	Year Ended December 31, 2016
	LINN Energy Historical	Jonah Assets Sale	LINN Energy Pro Forma
	(in thousands)

Future estimated revenues	$10,876,241	$(1,391,832)	$9,484,409
Future estimated production costs	(6,286,264)	686,323	(5,599,941)
Future estimated development costs	(971,055)	179,027	(792,028)

Future net cash flows	3,618,922	(526,482)	3,092,440
10% annual discount for estimated timing of cash flows	(1,690,224)	206,907	(1,483,317)

Standardized measure of discounted future net cash flows – continuing operations	$1,928,698	$(319,575)	$1,609,123

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$2.48
Oil (Bbl)	$42.64

(1)	In accordance with SEC regulations, reserves were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The average price used to estimate reserves is held constant over the life of the reserves.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS – Continued

The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2016
	LINN Energy Historical	Jonah Assets Sale	LINN Energy Pro Forma
	(in thousands)

Sales and transfers of oil, natural gas and NGL produced during the period	$(400,243)	$79,481	$(320,762)
Changes in estimated future development costs	18,843	4,062	22,905
Net change in sales and transfer prices and production costs related to future production	(162,460)	9,127	(153,333)
Extensions, discoveries and improved recovery	221,765	(70,550)	151,215
Net change due to revisions in quantity estimates	(9,291)	(19,480)	(28,771)
Accretion of discount	203,817	(29,482)	174,335
Changes in production rates and other	18,094	2,090	20,184

Change – continuing operations	$(109,475)	$(24,752)	$(134,227)

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.